Exhibit 99.1

NEWS RELEASE	CONTACT:
	TCF Bank:	Jason Korstange
(952) 745-2755
www.tcfexpress.com

Independent Bank Corporation:	Robert Shuster
Executive Vice President and Chief Financial Officer
(616) 522-1765

FOR IMMEDIATE RELEASE

401 East Liberty Street, Ann Arbor, MI 48104	230 West Main, Ionia, MI 48846

TCF ANNOUNCES PENDING SALE OF TEN BRANCHES TO

INDEPENDENT BANK CORPORATION

Ann Arbor, MI, November 6, 2006 - TCF Bank Michigan, a subsidiary of TCF Financial Corporation (NYSE: TCB), and Independent Bank Corporation (NASDAQ: IBCP) announced today the execution of a definitive agreement for Independent Bank to acquire ten of TCF’s outstate branches in Battle Creek, Bay City and Saginaw, Michigan that have current total deposits of approximately $235 million.  It is anticipated that the transaction will be completed sometime during March 2007, pending regulatory approvals and the completion of other customary closing conditions.

Bob Scott, president of TCF Bank Michigan, said that this transaction is mutually beneficial for both banks as TCF’s branch expansion initiatives are primarily focused on larger urban demographics, while Independent Bank primarily serves rural and suburban communities.

“As we look to our future branching objectives in Michigan, our greatest opportunities for expansion are in the Southeast areas of the state,” said Scott.  “Independent Bank has a strong statewide branch expansion program and we are confident that existing customers in these ten branches will continue to be well-served by Independent Bank.”

Following the sale of the ten outstate branches, TCF Bank Michigan will have approximately 55 branches all in Southeast Michigan.

Michael Magee, President and CEO of Independent Bank Corporation, commented “The addition of these branches will be a very good fit within our existing branch network.  This transaction will solidify our number one market share presence in Bay City, move our market share presence in the Battle Creek area to number two and to number four in the Saginaw area.  We are excited to welcome these new customers and employees to Independent Bank.”

Following the purchase, Independent Bank Corporation will have 120 branches in Michigan.

About TCF Bank

TCF Bank is a subsidiary of TCF Financial Corporation (NYSE: TCB), a $14.3 billion Wayzata, Minnesota-based national financial holding company.  TCF Bank Michigan offers convenient deposit products, consumer lending and corporate, business and campus banking services.  Other TCF lines of business offer leasing and equipment finance, and investments and insurance sales.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq: IBCP) is a Michigan-based bank holding company with total assets of over $3 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates over 100 offices across Michigan’s Lower Peninsula through four state-chartered bank subsidiaries.  These subsidiaries provide a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Financing for insurance premiums and extended automobile warranties is also available through Mepco Insurance Premium Financing, Inc., a wholly owned subsidiary of Independent Bank.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.  For more information, please visit our website at:  www.ibcp.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “estimate,” “project,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management’s beliefs and assumptions based on information known to  management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements include information about the likelihood of completing the acquisition, the timing of the closing, and related matters. Such statements reflect the view of management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are problems encountered with obtaining regulatory approvals or with completing any other of the conditions to closing. Forward-looking statements speak only as of the date they are made.  Neither TCF  nor Independent Bank Corporation undertakes to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, the Companies claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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